UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cannae Holdings, Inc.

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Cannae Holdings, Inc. Announces Expected Use of At Least $460 Million for Share Repurchases, Dividends, and Debt Repayment

March 31, 2025

LAS VEGAS—(BUSINESS WIRE)—Mar. 31, 2025— Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today announced that it plans to use at least $460 million, from the proceeds of the recently announced sale of Dun & Bradstreet (“DNB”), to repurchase shares of its common stock, pay future quarterly dividends, and retire existing debt. As a result, Cannae would utilize at least 72% of its expected DNB sale proceeds as a capital return to shareholders and as debt repayment.

The Company expects to repurchase at least $300 million of its common stock, including through a tender offer, which would commence shortly following the anticipated closing of the DNB transaction.

In addition, the Company expects to retain an additional $60 million of the DNB proceeds to cover future quarterly dividends to shareholders, while also repaying all $101 million outstanding under its existing margin loan that is collateralized by DNB shares.

Dun & Bradstreet is Cannae’s largest investment as Cannae holds 69.1 million shares, representing $632 million in expected cash proceeds at the announced transaction value. The DNB sale is expected to close in the third quarter of 2025, subject to customary closing conditions.

William P. Foley, II, CEO and Chairman of Cannae, noted, “The DNB sale transaction allows Cannae to monetize our largest asset and continue to execute the plan I laid out in February 2024 when I assumed my role as CEO. We believe these share repurchases, debt repayment, and continued dividends, in addition to the other actions taken over the past 13 months, will drive significant value for our shareholders and help close the discount to net asset value.”

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, beliefs, plans, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management, including statements about the completion of the DNB transaction, our buyback program, the impact of our actions on shareholder value and net asset value, and our ability to implement our plans. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination or inability to complete the DNB transaction; risks associated with repayment of our outstanding debt and our capital allocation strategy; risks associated with the use of proceeds received as a result of the DNB transaction; risks associated with our ability to successfully operate businesses outside our traditional areas of focus; changes in general economic, business and political conditions, including changes in the financial markets and changes in macroeconomic conditions resulting from the outbreak of a pandemic or escalation of the current conflicts in Ukraine and the Middle East; risks associated with the Investment Company Act of 1940; risks associated with our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; and risks related to the externalization of certain of our management functions to an external manager.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Forms 10-Q, Form 10-K and our other filings with the SEC.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://www.cannaeholdings.com/financial-information/sec-filings.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (William P. Foley, II; Douglas K. Ammerman; Hugh R. Harris; C. Malcolm Holland; Mark D. Linehan; Frank R. Martire; Erika Meinhardt; Barry B. Moullet; James B. Stallings, Jr.; and Frank P. Willey) and certain of its executive officers (William P. Foley, II, Chief Executive Officer and Chief Investment Officer; Ryan R. Caswell, President; Bryan D. Coy, Chief Financial Officer; Peter T. Sadowski, Executive Vice President and Chief Legal Officer; and Michael L. Gravelle, Executive Vice President, General Counsel, and Corporate Secretary) and other employees may be deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2025 annual meeting of shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Compensation Discussion and Analysis and Executive and Director Compensation,” “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers,” and “Executive Compensation” of the Company’s Proxy Statement on Schedule 14A in connection with the 2024 annual meeting of shareholders, filed with the SEC on April 26, 2024 (available here), and the Company’s Annual Report on Form 10-K, filed with the SEC on February 27, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found at no charge in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on July 3, 2024 and February 28, 2025 for William P. Foley, II (available here and here); July 1, 2024, October 1, 2024, November 15, 2024 and January 3, 2025 for Douglas K. Ammerman (available here, here, here, and here); July 1, 2024, October 1, 2024, November 15,

2024 and January 3, 2025 for Hugh R. Harris (available here, here, here, and here); November 15, 2024 for C. Malcolm Holland (available here); November 15, 2024 for Mark D. Linehan (available here); July 1, 2024, October 1, 2024, November 15, 2024 and January 3, 2025 for Frank R. Martire (available here, here, here, and here); July 1, 2024, October 1, 2024, November 15, 2024 and January 3, 2025 for Erika Meinhardt (available here, here, here, and here); November 15, 2024 for Barry B. Moullet (available here); November 15, 2024 for James B. Stallings, Jr. (available here); November 15, 2024 for Frank P. Willey (available here); November 13, 2024, February 28, 2025 and March 21, 2025 for Michael L. Gravelle (available here, here and here); February 24, 2025, February 28, 2025, March 3, 2025 and March 17, 2025 for Peter T. Sadowski (available here, here, here and here); February 28, 2025, March 4, 2025 and March 17, 2025 for Ryan Caswell (available here, here and here); February 28, 2025, March 3, 2025 and March 17, 2025 for Bryan Coy (available here, here and here). Such filings are also available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://www.cannaeholdings.com/financial-information/sec-filings.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2025 annual meeting of shareholders, if and when they become available. These documents will be available free of charge as described above.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses.

Jamie Lillis, Managing Director

Solebury Strategic Communications

203-428-3223

jlillis@soleburystrat.com